EXHIBIT 10.55
                                                                   -------------




                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


         THIS AGREEMENT, dated as of November 13, 2000, is entered into by and among Commodore Environmental Services, Inc., a Delaware corporation ("COES") with its principal office at 150 East 58th Street, 32nd Floor, New York, New York 10155; Commodore Applied Technologies, Inc., a Delaware corporation ("CXI"), with its principal office at 150 East 58th Street, 32nd Floor, New York, New York 10155; and those investors listed on Schedule 1 attached hereto (the "Investors").

         WHEREAS, CXI, COES and the Investors have agreed that CXI will issue and sell to the Investors 12% Senior Secured Promissory Notes due February 14, 2001 (the "Notes") in the form attached hereto as Exhibit A in the aggregate principal amount of up to $500,000 (the "Full Commitment Amount"), and COES will issue and sell to the Investors up to 1,000,000 shares of common stock, $.001 par value per share of CXI owned by COES (the "CXI Common Stock"), at a purchase price of $.01 per share (the "Stock Purchase Amount");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         SECTION 1.        Authorization and Sale of the Notes.
                           -----------------------------------

                (a) Authorization. Prior to the Closing (as defined below), CXI shall have authorized the sale and issuance of the Notes.

                (b) Sale of Notes. Subject to the terms and conditions of this Agreement, at the Closing, CXI shall sell and issue to each Investor, and each Investor shall purchase and acquire from the Corporation, a Note in the original principal amount as is listed on Schedule 1 hereto opposite such Investor's name for an aggregate of $500,000. CXI's agreement with each of the Investors is a separate agreement, and the sale of the Notes to each of the Investors is a separate sale.

         SECTION 2.        Closing of Sale of the Notes.
                           ----------------------------

                (a) The Closing. The closing with respect to the transactions contemplated herein shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166 at 10:00 a.m. on the date hereof (the "Closing") or at such other time, date and place as are mutually agreeable to CXI, COES and the Investors. At the Closing, each Investor who shall purchase a Note hereunder shall deliver to CXI two executed Signature Pages to this Agreement, completed and executed by such Investor. If at the Closing any of the conditions specified in Section 7 shall not have been fulfilled, each of the Investors shall, at his, her or its election, be relieved of all of his, her or its obligations under this Agreement without thereby waiving any other rights he, she or it may have by reason of such failure or non-fulfillment.

                (b) Issuance of Note. On the date of the Closing, CXI shall issue and deliver to each Investor an executed Note in the original principal amount as is set forth opposite such Investor's name on Schedule 1 attached hereto.

         SECTION 3.        Description of the Notes.
                           ------------------------

                (a) Maturity. CXI shall pay each Investor the outstanding principal amount, together with all accrued and unpaid interest on the earliest to occur (the "Maturity Date") of (i) the prepayment of the Notes out of one hundred percent (100%) of the first proceeds received by CXI as a cash distribution (whether in the form of an intercompany dividend, bonus, loan or otherwise) from Dispute Resolution Management, Inc., a Utah corporation ("DRM") and an 81% owned subsidiary of CXI, or (ii) the consummation of a contemplated Two Million Dollars ($2,000,000) debt financing with BHC Funding, Inc. or (iii) on February 14, 2001. The Notes may be prepaid at any time, on five (5) business days prior notice, without penalty.

                (b) Interest. The Notes shall bear interest at a rate per annum equal to 12%. Interest shall be payable at the Maturity Date.

                (c) Lost, Stolen, Damaged and Destroyed Notes. At the request of any Investor, CXI will issue, at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Note or Notes of the same denomination, of the same unpaid principal amount and otherwise of the same tenor as, the Note or Notes so lost, stolen, damaged or destroyed. CXI may condition the replacement of a Note reported by an Investor as lost, stolen or destroyed upon the receipt from such Investor of an indemnity or security reasonably satisfactory to CXI.

         SECTION 4. CXI Common Stock. At the Closing, each Investor shall purchase from COES and COES shall issue and sell to each Investor that number of shares of CXI Common Stock, set forth opposite such Investor's name on Schedule 1 attached hereto under the heading "Number of Shares of CXI Common Stock " at a purchase price of $.01 per share.

         SECTION  5.  Representations  and  Warranties  of CXI  and  COES to the
                      ----------------------------------------------------------
                      Investors.
                      ---------

         CXI, as to information or matters relating solely to itself, and COES, as to information or matters relating solely to itself, severally represent and warrant to the Investors as follows:

                (a) Organization. They are duly organized, validly existing and in good standing under the laws of the State of Delaware. They have all requisite corporate power and authority to own and lease their respective property, to carry on their respective businesses as presently conducted and as proposed to be conducted, and to carry out the transactions contemplated by this Agreement, and each are duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of their respective businesses or ownership or leasing of their respective properties requires them to be so licensed or qualified, except where failure to be so licensed or qualified would not, in the aggregate, have a material adverse effect on the

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respective  businesses,  results  of  operations,  or  condition  (financial  or otherwise) or prospects of CXI or COES (each a "Material Adverse Effect"). Each of CXI and COES has furnished to counsel to the Investors true and complete copies of their respective Certificates of Incorporation and Bylaws, each as amended to date and currently in effect.

                (b) Capitalization. The authorized capital stock of CXI and COES
(immediately prior to the Closing) each are as set forth under Section 5(b) on the Disclosure Schedule attached hereto (collectively, the "Capital Stock"). All of the issued and outstanding shares of Capital Stock has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth under Section 5(b) on the Disclosure Schedule attached hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of Capital Stock is authorized or outstanding, (ii) there are no obligations (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of the Capital Stock any evidences of indebtedness or assets of CXI or COES and (iii) there exists no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the Capital Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of Capital Stock have been offered, issued and sold in compliance with applicable federal and state securities laws.

                (c) SEC Documents, Financial Statement. The Common Stock of CXI is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and currently trades on the American Stock Exchange, Inc. CXI has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). CXI has delivered or made available to each of the Investors true and complete copies of the SEC Documents filed with the SEC since March 1998. CXI has not provided to the Investors any information which, according to applicable law, rule or regulation, should have been disclosed publicly by CXI but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents. As of their respective dates, none of the SEC Reports referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CXI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of CXI as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


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                (d) Authorization and Issuance. The issuance,  sale and delivery of the Notes and the shares of CXI Common Stock in accordance with this Agreement have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of each of CXI and COES, and the shares of CXI Common Stock have been duly reserved for issuance. The shares of CXI Common Stock, when issued, sold and delivered by COES against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, claims, encumbrances or rights of third parties.

                (e) Authority for Agreement and Ancillary Agreements. The execution, delivery and performance by CXI and COES, as the case may be, of this Agreement, the Notes, the CXI Common Stock and all other agreements required to be executed by CXI or COES, as the case may be, on or prior to the Closing pursuant to Section 7(c) (the "Ancillary Agreements"), and the consummation by CXI and COES, as the case may be, of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of CXI and COES, repectively. This Agreement has been, and the Ancillary Agreements when executed, will have been, duly executed and delivered by CXI and COES, as the case may be, and constitute valid and binding obligations of CXI and COES, as the case may be, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement, and the Ancillary Agreements and the compliance with their provisions by CXI and COES, as the case may be, will not:

                           (i) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body where such violation would have a material adverse effect on the business, financial conditions, results of operations or prospects of any of (i) COES, (ii) CXI when taken as a consolidated whole, or (iii) DRM (individually or collectively, a "Material Adverse Effect");

                           (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which CXI, COES or DRM is a party or under which CXI, COES or DRM or any of their respective assets is bound or affected where such default would have a Material Adverse Effect, or
         (B) the respective Certificates of Incorporation or Bylaws of COES, CXI or DRM; or

                           (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the respective properties or assets of CXI, COES or DRM.

                (f) Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) is required for the valid authorization, execution, delivery and performance by CXI and COES of this Agreement or the issuance and sale of the Notes and/or shares of CXI Common Stock. CXI and COES have obtained all other consents and shareholder approvals that are necessary to permit the


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

consummation of the transactions contemplated hereby. Based on the representations of the Investors set forth in Section 6 of this Agreement and the conduct of CXI and COES, respectively, the offer, sale and issuance of the Notes and shares of CXI Common Stock will be in compliance with applicable federal and state securities laws.

                (g) Absence of Changes. Except for a notice to CXI from Acstar Insurance Company ("Acstar"), a surety that CXI indemnified for surety bonds (the "Bonds") Acstar issued in the aggregate amount of $600,000 to Maryland Environmental Services ("MES") and Commodore Separation Technologies, Inc., informing CXI that MES had made a claim against the Bonds and as disclosed in the SEC Documents, since June 30, 2000 CXI has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to its businesses of CXI and CXI is not aware of any prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would have a Material Adverse Effect, and CXI has not become a party to any material litigation whether or not in the ordinary course of business.

                (h) Litigation. There is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of CXI, threatened against CXI (or basis therefor known to CXI), the adverse outcome of which would have a Material Adverse Effect. CXI is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

                (i) Taxes. CXI has filed all Federal, state, local and foreign tax returns which are required to be filed by it and has otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. CXI has paid or adequately provided for all tax liabilities of CXI, as reflected on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. CXI has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of CXI have never been audited by any state, local or Federal authorities. CXI has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

                (j) Authorization of CXI Common Stock. The issuance, sale and delivery by COES of the CXI Common Stock issuable hereunder will be duly authorized by all requisite corporate action of CXI and COES, respectively, and when so issued, sold, paid for and delivered, the CXI Common Stock will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights.

                (k) Title to Securities. The Investors shall receive good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and CXI and COES, as the case may be, shall have paid all taxes, if any, in respect of the original issuance thereof.


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                (l) Disclosure. No representation or warranty of CXI or COES, as the case may be, contained in this Agreement, the Ancillary Agreements, the SEC Documents or any other document, certificate or written statement furnished to the Investors by or on behalf of CXI or COES, as the case may be, for use in connection with the transactions contemplated herein contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to CXI or COES, as the case may be, that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Investors for use in connection with the transactions contemplated hereby.

         SECTION 6.  Representations and Warranties of the Investors to CXI and
                     ----------------------------------------------------------
                     COES.
                     ----

         Each of the Investors severally (but not jointly and severally) represents and warrants to CXI and COES as follows:

                (a) Investment. The Investor is purchasing the Notes and the CXI Common Stock for investment for the account of the Investor and not for the account of any other person, and not with a view toward resale or other distribution thereof. The Investor understands that the Notes and the CXI Common Stock have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Investor further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, such securities shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "These securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. These securities have been acquired for investment and not with a view to their distribution or resale, and may not be sold, pledged, or otherwise transferred without an effective registration statement for such securities under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to CXI to the effect that such registration is not required."

                Such legend shall be removed when such securities may be sold pursuant to Rule 144(k).

                (b) Authority. The Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                (c) Experience. The Investor has carefully reviewed the representations concerning CXI and COES contained in this Agreement and has made inquiry concerning CXI, its businesses, operations, financial condition and their respective personnel. The officers of CXI have made available to the Investor any and all written information which he, she or it has requested and have answered to the Investor's satisfaction all inquiries made by the Investor; and the Investor is capable of evaluating the merits and risks of the purchase


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

of the Note. The Investor has the capacity to protect its own interests in connection with the purchase of the Note by reason of the Investor's business or financial experience.

                (d)  Accredited   Investor.   The  Investor  is  an  "Accredited
Investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                (e) Risk. The operations of CXI are subject to all of the risks inherent in the establishment of a commercial enterprise and the likelihood of the success of CXI must be evaluated in light of various factors, including working capital deficits, competition with established and well financed entities, anticipated negative cash flow in the period following completion of this placement, the need for further refinements and developments of CXI's products and services, and the need for additional capital to fund CXI's activities and to comply with its obligations to the former sole stockholders of DRM, as disclosed in the November 2000 proxy statement included in the SEC Documents. There can be no assurance that CXI will be able to obtain sufficient capital or generate sufficient revenues to support their operations and/or achieve profitable results.

         SECTION 7. Conditions to the Obligations of the Investors. The obligation of each of the Investors to purchase a Note at the Closing is subject to the fulfillment, or the waiver by such Investor, of each of the following conditions on or before the Closing:

                (a) Accuracy of Representations and Warranties. Each representation and warranty contained in Section 5 and each Ancillary Agreement shall be true on and as of the Closing Date, with the same effect as though such representation and warranty had been made on and as of that date.

                (b) Performance. CXI and COES each shall have performed and complied with all agreements and conditions contained in this Agreement and each of the Ancillary Agreements required to be performed or complied with by CXI or COES, as the case may be, prior to or on the date of the Closing.

                (c) Other Agreements

                           (i) The Note in the form attached hereto as Exhibit A shall have been executed and delivered by CXI to each of the Investors.

                           (ii) The Security Agreement in the form attached hereto as Exhibit B shall have been executed and delivered by each of the parties thereto.

                           (iii) The Registration Rights Agreement in the form attached hereto as Exhibit C shall have been executed and delivered by each of the parties thereto

                           (v) The resolutions of the boards of directors of each of COES, CXI and DRM in the form of Exhibit D-1 through Exhibit D-3 shall have been executed and approved by the members of the boards of directors of all of such corporations.

                           (vi)  The "DRM  Undertaking"   referred to in Section
         7(g) below.


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

                (d) Certificates and Documents. Each of CXI and COES shall have delivered to counsel to the Investors:

                           (i) The respective Certificates of Incorporation of CXI and COES, as amended and in effect as of the date of the Closing, certified by the Secretary of State of the State of Delaware.

                           (ii) Certificates, as of the most recent practicable date, as to the corporate good standing of each of CXI and COES issued by the Secretary of State of the State of Delaware.

                           (iii)  The   respective   Bylaws  of  CXI  and  COES,
         certified by its Secretary or Assistant Secretary as of the date of the Closing.

                           (iv) Copies of resolutions of the Board of Directors of each of CXI and COES authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of CXI and COES, as the case may be, as of the date of the Closing.

                (e) Compliance Certificate. Each of CXI and COES shall have delivered to the Investors at the Closing, a certificate, executed by an officer of each of CXI and COES, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 7(a) and 7(b) of this Agreement.

                (f) UCC Financing Statements. CXI shall have executed and delivered to the Investors UCC Financing Statements in such forms as requested by the Investors or their counsel.

                (g) Commitment of DRM to Distribute Funds . On the Closing Date, the Investors shall have received a written undertaking, executed by DRM and approved in writing by William J. Russell and Tamie P. Speciale, the minority stockholders of DRM, to distribute in cash (whether in the form of an intercompany dividend, bonus, loan or otherwise) to CXI not less than $500,000 out of the aggregate payments from its clients or from the insurer(s) in connection with the settlement of environmental claims which are received by DRM, as, if and when such settlement proceeds shall be received (the "DRM Undertaking"); which DRM Undertaking shall be in the form of Exhibit E annexed hereto.

         SECTION 8.  Conditions to Obligations of the Corporation.
                     --------------------------------------------

                  The obligations of each of CXI and COES under Section 1(b) of this Agreement are subject to the fulfillment, or the waiver, of the following condition on or before the date of the Closing: Each representation and warranty contained in Section 6 shall be true on and as of the date of the Closing.

         SECTION 9. Additional Agreements of the Parties.
                   ------------------------------------

                No Conflicting Agreements.From and after the date of this Agreement, neither CXI nor COES shall enter into any agreement, whether in connection with obtaining financing or otherwise, which would prohibit or otherwise legally restrict CXI, COES, DRM or any other subsidiary or affiliate

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

of such parties from making payment of the Notes, when due, registering the CXI Common Stock being issued to the Investors hereunder, or otherwise prohibiting, restricting or limiting the sale or disposition of such securities by the Investors.

         SECTION 10.  Miscellaneous.
                      -------------

                (a) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of COES, CXI and the Investors and the respective permitted successors and assigns of the Investors, the permitted successors and assigns of CXI and the permitted successors and assigns of the CXI.

                (b) Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

                (c) Changes. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by duly authorized representatives of the Corporation, CXI and the Investors.

                (d) Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

                (e) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

                If to CXI or COES,  at 150 East 58th  Street,  32nd  Floor,  New
York, New York 10155, Attention: Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by CXI to the Investors; or

                If to an  Investor,  at his,  her or its address as set forth on
Schedule 1 hereto, or at such other address or addresses as may have been furnished to CXI in writing by such Investor.

                Notices provided in accordance with this Section 9(e) shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or two business days after deposit in the mail.

                (f) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed wholly therein.

                (h)  Section   Headings.   The  section  headings  are  for  the
convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

                (i) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                          COMMODORE APPLIED TECHNOLOGIES, INC.


                          By:    _______________________________________________
                          Name:  Paul E. Hannesson
                          Title: Chairman, Chief Executive Officer and President


                          COMMODORE ENVIRONMENTAL SERVICES, INC.


                          By:    _______________________________________________
                          Name:  Jerry Karlik
                          Title: Vice President


                                   INVESTORS:


                                   MATHERS ASSOCIATES


                                   /s/ Norbert J. Zeelander
                                   --------------------------------------------
                                   Norbert J Zeelander, General Partner


                                   KLASS PARTNERS, LTD.


                                   /s/ Misha Krakowsky
                                   --------------------------------------------
                                   Misha Krakowsky, President


                                   /s/ Jon Paul Hannesson
                                   --------------------------------------------
                                   Jon Paul Hannesson

                                   /s/ Steven A. Weiss
                                   --------------------------------------------
                                   Stephen A. Weiss

                                   Schedule 1


                                   INVESTORS
                                   ---------


    -------------------------------------------- -------------------------------- -----------------------------------
                                                                                    Number of Shares of CXI Common
                 Name and Address:                 Principal Amount Invested:                   Stock:

    -------------------------------------------- -------------------------------- -----------------------------------

    Mathers Associates
    230 Mathers Road                                        $150,000                           300,000
    Ambler, PA 19002

    -------------------------------------------- -------------------------------- -----------------------------------
    Klass Partners, Ltd.
    391 Brooke Avenue                                        250,000                           500,000
    Toronto, Ontario M5M 2L5
    Canada
    -------------------------------------------- -------------------------------- -----------------------------------
    Jon Paul Hannesson
    150 East 58th Street                                     75,000                            150,000
    Suite 3410
    New York, New York 10155
    -------------------------------------------- -------------------------------- -----------------------------------
    Stephen A. Weiss
    200 Park Avenue, 14th Floor                              25,000                             50,000
    New York, NY 10166
    -------------------------------------------- -------------------------------- -----------------------------------
     Total . . . .                                         $500,000                          1,000,000
    -------------------------------------------- -------------------------------- -----------------------------------